Exhibit 99.1

Press Release

XStream To Complete A Reverse Split

Aventura, Florida, August 6, 2007 -- XStream Beverage Network, Inc. (OTCBB: XSBV) announced today that its Board of Directors and the holder of a majority of its issued and outstanding voting securities has approved a one for 400 reverse stock split of the company's outstanding common stock.  The split will be effective at close of business today and the stock will trade on a post-split basis at market open on Tuesday, August 7, 2007.  Effective with the reverse stock split the company's trading symbol on the OTC Bulletin Board will change to "XBVG" and the new CUSIP number for its common stock will be 98415K306.  XStream Beverage has approximately 78,167,341 shares of common stock outstanding before the stock split which will be reduced to approximately 195,418 shares giving effect to the split.  Any fractional shares which might result from the split will be rounded up to the nearest whole share.  Stockholders of XStream Beverage are not required to exchange their stock certificates representing the number of shares pre-split for new certificates representing the number of shares owned by the stockholder post-split as the company's transfer records will be automatically adjusted for the stock split by InterWest Stock Transfer, XStream Beverage's transfer agent.

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include failure to complete successfully the development of new or enhanced products, the successful implementation of acquisition program, the Company’s future capital needs, the success of competitive products, fluctuations in costs, changes in consumer preferences and other items described in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update any statements in this press release.

Contact: Xstream Beverage Network, Inc.

Ron Ratner

786-787-0441